Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 14, 2006 accompanying the financial statements and schedule included in the Annual Report for the Syntroleum 401(k) Plan on Form 11-K for the years ended December 31, 2005 and 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Syntroleum Corporation on Form S-8 (File No. 333-134336 effective May 22, 2006).

/s/ Grant Thornton LLP

Tulsa, Oklahoma

June 14, 2006